EMPLOYMENT AGREEMENT


         This Agreement is entered into effective as of this 22 day of March, 2000, by and between Lone Star Steakhouse & Saloon, Inc., a corporation (the "Corporation") and Robert A. Martin ("Employee").


                                    RECITALS

         WHEREAS, the Employee agrees to serve as Senior Vice President - Marketing of the Corporation; and

         WHEREAS, Employee is a principal officer of the Corporation and an integral part of its management; and

         WHEREAS, the Corporation desires to engage the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Corporation are extremely valuable to the Corporation; and

         WHEREAS, the parties hereto desire to enter into this Agreement setting forth the terms and conditions of the continued employment relationship of the Corporation and Employee.

         NOW THEREFORE, it is agreed as follows:


                                    ARTICLE I

         Employee acknowledges and agrees that he is not subject to a non-compete agreement or any other contractual provision, which would prohibit him from performing his duties as a Senior Vice President of Marketing for the Corporation.


                                   ARTICLE II

         2.1 TERM OF EMPLOYMENT. The Corporation shall initially employ Employee for a period of two years from the date hereof (the "Initial Term"). Employee has given notice to his present employer and will commence employment on effective date of this Agreement.


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         2.2 PRINCIPAL PLACE OF EMPLOYMENT.  The Corporation  acknowledges  that the Employee's principal residence is currently located in Leawood, Kansas. The Corporation acknowledges and agrees that the Employee shall be employed by the Corporation at Employee's residence (the "Leawood Office").

         Employee may hire a secretary or secretarial services, upon such salary terms and other terms and conditions which are acceptable to the Corporation, which such acceptance will not be unreasonably withheld.

         The Corporation shall be responsible to pay or immediately reimburse Employee for any and all reasonable costs and expenses incurred in establishing and operating the Leawood Office, including without limitation, any and all costs and expenses arising out of any of the activities and items contemplated hereby.


                                   ARTICLE III
                             DUTIES OF THE EMPLOYEE

         GENERAL DUTIES. Employee shall serve as Senior Vice President - Marketing of the Corporation. In close coordination and cooperation with the Corporation, Employee shall have responsibilities, including but not limited to the creation and development of proposed marketing and advertising programs, valuation of existing products and menu items, coordinating with advertising agencies and evaluating effectiveness of advertising and promotions.

         He shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Corporation consistent with such position subject to such policies and procedures as may be established by the Board.

         Employee shall: (i) devote his time, attention, and energies to the business of the Corporation, and, (ii) faithfully and competently perform his duties hereunder; and, Employee shall not, during the term of this Agreement, engage in any other business activity except as permitted by Article 9. It is agreed that Employee shall work three (3) weeks a month.

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                                   ARTICLE IV
                                  COMPENSATION

         4.1 SALARY. For Employee's services to the Corporation as Senior Vice President - Marketing, Employee shall initially be paid a salary at the annual rate of $180,000, (herein referred to as "Salary") payable bi-weekly. On the first day of each calendar year during the term of this Agreement with the Corporation, Employee shall be eligible for an increase in Salary based on recommendations made by the Compensation Committee of the Board.

         4.2 STOCK OPTION. Employee shall receive by separate agreement an option pursuant to the Corporation's Stock Option Plan to purchase 20,000 shares of Common Stock, par value $.01 per share of the Corporation at the closing price per share of the Corporation's Common Stock as of January 7, 2000, vesting equally over a three-year period. Additional options shall be awarded based on the Employee's achieving defined goals and objectives and at the discretion of the Corporation.

         4.3 BONUS. Employee shall receive a signing bonus in the gross amount of $250,000.00, which was received on January 3, 2002.

         4.4 DEFERRED COMPENSATION. Upon expiration of this agreement on December 31, 2002 and assuming that Employee has fulfilled all terms and conditions of the agreement, Employee shall be entitled to additional compensation in the amount of $35,000.00 per annum, payable bi-weekly for the two (2) year period following the expiration of this agreement or until December 31, 2004.


                                    ARTICLE V
                                EMPLOYEE BENEFITS

         5.1 MEDICAL, LIFE AND DISABILITY INSURANCE BENEFITS. The Corporation shall provide employee with the medical, life and disability insurance benefits in accordance with the established benefit policies of the Corporation.

         5.2 BUSINESS EXPENSES. Employee shall be authorized to incur reasonable expenses for promoting the business of the Corporation including expenses for entertainment, travel, and similar items. The Corporation shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

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
         5.3 VACATIONS. Employee shall be entitled to an annual paid vacation commensurate with the Corporation's established vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

         5.4 DISABILITY. Upon disability (as defined herein) of the Employee, the Employee shall be entitled to receive an amount equal to 50% of his salary (in addition to any disability insurance benefits received pursuant to Section
5.1 herein), such amount being paid semi-monthly in twelve equal installments.

         5.5 MOVING EXPENSES. If upon joint acceptance by the Corporation and the Employee, the Employee shall be relocated, the Corporation shall pay all related moving expenses of the Employee.


                                   ARTICLE VI
                                   TERMINATION

         6.1 DEATH. Employee's employment hereunder shall be terminated upon the Employee's death.

         6.2 DISABILITY. The Corporation may terminate Employee's employment hereunder in the event Employee is disabled and such disability continues for more than 180 days. Disability shall be defined as the inability of Employee to render the services required of him under this Agreement as a result of physical or mental incapacity.

         6.3 CAUSE.

            (a) The Corporation may terminate Employee's employment hereunder for Cause. For the purpose of this Agreement, "Cause" shall mean the (i) willful and intentional failure by Employee to substantially perform his duties hereunder, other than any failure resulting from Employee's incapacity due to physical or mental incapacity, or (ii) commission by Employee, in connection with his employment by the Corporation, of an illegal act or any act (though not illegal) which is not in the ordinary course of the Employee's responsibilities and which exposes the Corporation to a significant level of undue liability. For purposes of this paragraph, no act or failure to act on Employee's part shall be considered to have met either of the preceding tests unless done or omitted to be done by

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
Employee not in good faith without a reasonable belief that his action or omission was in the best interest of the Corporation.

         (b) Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the majority vote of the Board of Directors.

         6.4 COMPENSATION UPON TERMINATION FOR CAUSE OR UPON RESIGNATION BY EMPLOYEE. If Employee's employment shall be terminated for Cause or if Employee shall resign his position with the Corporation, the Corporation shall pay Employee's compensation only through the last day of Employee's employment by the Corporation. The Corporation shall then have no further obligation to Employee under this Agreement.

         6.5 INVOLUNTARY TERMINATION. If, the Employee is terminated by Corporation at any time prior to the termination of this Agreement for reasons other than Cause (as defined herein), Employee shall be paid, over the ensuing six (6) month period, a sum equal to the cash compensation paid to him excluding all bonuses of any kind by Corporation for the six (6) month period immediately preceding such termination or non-renewal. Such six (6) month period, as the case may be, shall begin on the date of termination.


                                   ARTICLE VII
                  NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT
                           ON OTHER CONTRACTUAL RIGHTS

         7.1 NO MITIGATION. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer after Employee's termination or resignation.

         7.2 OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amount otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of passage of time under any employee benefit plan or other contract, plan or arrangement of which Employee is a beneficiary or in which he participates.

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
                                  ARTICLE VIII
                          SUCCESSORS TO THE CORPORATION

            EMPLOYEE'S SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.


                                   ARTICLE IX
                            RESTRICTIONS ON EMPLOYEE

         9.1 NON-DISCLOSURE. (a) The Employee acknowledges that, because of his duties and his position of trust under this Agreement, the Employee will become familiar with trade secrets (including, but not limited to, marketing objectives and strategies, financial reporting, management systems, recipes, procedures, business methods, processes and financial information) and other confidential information (including, but not limited to, operating methods and procedures, secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future developments) (the trade secrets and other confidential information being referred to herein as "business information") which are valuable assets and property rights of the Corporation and not publicly known. Except in connection with the performance of his duties for the Corporation, the Employee agrees that he will not during or at any time after the Term and after the termination hereof, either directly or indirectly, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any business information or any information relating to any aspect of the business or operations of the Corporation, including, but not limited to any secret or business information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of the Corporation or any facts concerning the systems, methods, procedures or plans developed or used by the Corporation and its subsidiaries and affiliates. The Employee agrees to retain all such business information in a fiduciary capacity for the sole benefit of the Corporation, its successors and assigns. Upon termination of

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
his employment by the Corporation or at any time that the Corporation may so request the Employee will surrender to the Corporation all non-public papers, notes, reports and other documents (and all copies thereof) relating to the business of the Corporation which he may then possess or have under his control.

         (b) To the extent that Employee has generated or will generate during the course of his employment works of authorship (which shall be deemed to be "works for hire"), copyrightable material, inventions, trademarks, trade dress or other intellectual property (hereinafter collectively referred to as "Intellectual Property"), such Intellectual Properly shall be the property of the Corporation. In the event that the "works for hire" doctrine is found inapplicable, all such Intellectual Properly, and all rights therein, will be and are hereby deed to be, assigned and transferred by this Agreement to the Corporation, its successors and assigns. The Corporation, its successor and assigns, will have the exclusive right to obtain copyright patent and/or trademark registrations or other protection of the Intellectual Property (including without limitation, maintaining such Intellectual Property as trade secrets) in the Corporation's own name, or in the names of the Corporation's successors or assigns, as inventor, author and/or owner and to secure any renewals and extension of such protection throughout the world. If the Corporation chooses to maintain any part or all of the Intellectual Property as a trade secrets, the Corporation shall so inform the Employee and the Employee shall maintain such Intellectual Property as confidential to the extent required by this paragraph. The Employee further agrees as follows:

                    (i) The Employee hereby acknowledges that he retain no rights whatsoever with respect to the aforementioned Intellectual Property, including but no limited to, any rights to reproduce such Intellectual Property, or to make, have made, use and/or sell products based upon the Intellectual Property, or otherwise to prepare derivatives thereof, to file patent, copyright or trademark applications with respect thereto, to distribute copies of any Intellectual Property in any manner whatsoever, to exhibit, use or display any such Intellectual Property publicly or otherwise, or to license or assign to any third party the right to do any of the foregoing; and

                    (ii) The Employee will without further remuneration (except for out-of-pocket) expenses, execute and deliver any documents and give any assistance as may be

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
reasonably requested by the Corporation to effect the ownership rights as provided in this Agreement or otherwise to further the purposes of this paragraph.

         9.2 NON-SOLICITATION. (a) Except in the performance of his duties hereunder, at no time during the Term and for a period of twenty-four (24) months thereafter such Employee shall not directly or indirectly, employ or seek to employ, target or assist others in employing or seeking to employ directly or indirectly any employee of the Corporation.

         (b) In addition during the Term and for such twenty-four (24) months thereafter, the Employee shall not influence or attempt to influence customers or suppliers of the Corporation or any of its present or future subsidiaries or affiliates, either directly or indirectly to divert their business to any individual, partnership, firm, corporation or other entity then in direct or indirect competition with the business of the Corporation, or any subsidiary or affiliate of the Corporation.

         9.3 NON-COMPETITION. During the Term and for twenty-four (24) months thereafter, regardless of any termination pursuant to Article 6 or any voluntary termination or resignation by Employee, Employee shall not in any capacity whatsoever, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity be employed by, engage in, serve as an officer, director, consultant, agent, partner, proprietor or other participant, or own or hold any ownership interest in any person or entity engaged in a restaurant business, which features steak and where steak sales, as a percentage of food sales, exceed thirty percent (30%) which restaurant business is located within a one hundred mile radius of any existing Lone Star Steakhouse & Saloon restaurant, Del Frisco's Double Eagle Steak House restaurant or Sullivan's Steakhouse restaurant without the Corporation's written consent.


                                    ARTICLE X
                            UNIQUENESS OF PROVISIONS

         The provisions of Article 9 of this Agreement are of a unique nature and of extraordinary value and of such a character that a material breach of the provisions of Article 9 of this Agreement by the Employee will result in irreparable damage and injury to the Corporation for which the Corporation will not have any adequate remedy at law. Therefore, in the event that the Employee commits

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
or threatens to commit any such breach, the Corporation will have (a) the right and remedy to have the provision of Article 9 of this Agreement specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction, and upon any motion for a temporary or permanent injunction, the Employee's ability to answer in damages shall not be a bar or interposed as a defense to the granting of such injunction and (b) the right and remedy to require the Employee to account for and to pay over to the Corporation all compensation, profits, monies, accruals, increments and other benefits (hereinafter referred to collective as the "Benefits" derived or received by him as a result of any transactions constituting a breach of any of the provisions of Article 9 of this Agreement, and the Employee hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies enumerated in Article 9 above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation on law or in equity.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 INDEMNIFICATION. To the full extent permitted by law, the Board shall authorize the payment of expenses incurred by or shall satisfy judgments or fines rendered or levied against Employee in any action brought by a third-party against Employee (whether or not the Corporation is joined as a party defendant) to impose any liability or penalty on Employee for any act alleged to have been committed by Employee while employed by the Corporation unless Employee was acting with gross negligence or willful misconduct. Payments authorized hereunder shall include amounts paid and expenses incurred in settling any such action or threatened action.

            11.2 ARBITRATION. The parties agree that any disputes, claims or controversy of any kind arising out of this agreement or out of the employment relationship between Employee and the Corporation shall be submitted to arbitration. Employee simultaneously with execution of this agreement agrees to execute the Receipt acknowledging receipt of the Corporation's Mandatory Arbitration Policy.

            11.3   NOTICES.   All   notices,   requests,   demands   and   other
communications hereunder,  including notice of termination by the

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Employee  under  Article 12.1 or 12.2 of this  Agreement  must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party.

         11.4 WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         11.5 AMENDMENT. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto.

         11.6 VALIDITY. This Agreement, having been executed and delivered in the State of Kansas, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

         11.7 ARTICLE HEADINGS. Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.8 COUNTERPART EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         11.9 LEGAL FEES. Except in the event of termination for Cause, and only in the event a change of control of the Corporation has occurred, the Corporation shall pay all legal fees and expenses which Employee may incur as a result of the Corporation's contesting the validity, enforceability or Employee's interpretation of, or determination under, this Agreement.

         11.10 EXCLUSIVITY. Specific arrangements referred to in this Agreement are not intended to exclude Employee's participation in any other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board from time to time.

         11.11 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless

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continue in full force without being impaired or invalidated in any way.


                                   ARTICLE XII

         12.1 CHANGE OF CONTROL. The Employee shall have the right to terminate his employment hereunder, upon 10 days notice to the Corporation within six months of Change of Control. For the purposes of this Agreement, a "Change of Control" means (i) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Corporation to any Person or Group of Persons other than an Affiliate or an entity controlled by an Affiliate, (ii) the merger, consolidation or other business combination of the Corporation with or into another corporation with the effect that the shareholders of the Corporation immediately prior to the business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving Person of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of the Corporation over any period of two years or less, from the directors who constituted the Board of the Corporation at the beginning of such period, and such replacement(s) shall not have been approved by the Board of the Corporation as constituted at the beginning of such period, (iv) a Person or Group of Persons other than an Affiliate or an entity controlled by an Affiliate, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors. A transaction constituting a Change of Control shall be deemed to have occurred upon the closing of the transaction. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control under this Agreement if the transaction is approved by (i) at least a majority of the Board of the Corporation as constituted immediately prior to the transaction and (ii) Jamie
B. Coulter, the Chairman of the Board of the Corporation.

            For  the  purposes  of  this   Agreement,   an  "Affiliate"  of  the
Corporation shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or

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is under common control with the  Corporation,  including but not limited to the executive officer and directors of the Corporation.

         12.2 TERMINATION OF NON-COMPETE AND NON-SOLICITATION. In the event the Employee elects to terminate this Agreement in connection with a Change of
Control under the terms of Article 12.1, the provisions of Article 9.2 Non-Solicitation and 9.3 Non-Competition shall be deemed to have expired and be of no further force or effect as of the date of termination of the Employee.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and its seal affixed hereto by its officers thereunto duly authorized; and the Employee has executed this Agreement, as of the day and year first above written.


"CORPORATION"                                   LONE STAR STEAKHOUSE &
   Attest                                         SALOON, INC.


/s/ Gerald T. Aaron                              /s/ Jamie B. Coulter
-------------------------------               By--------------------------------
Gerald T. Aaron, Secretary                        Jamie B. Coulter, Chairman
                                                  and Chief  Executive Officer


Witness                                         "EMPLOYEE"

                                                /s/ Robert A. Martin
-------------------------------                 --------------------------------
                                                Robert A. Martin


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